Exhibit 5.1

June 26, 2023

American Battery Technology Company

100 Washington Street, Suite 100

Reno, Nevada 89503

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to American Battery Technology Company, a Nevada corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of shares of its common stock, par value $0.001 per share (the “Common Stock”), pursuant to a shelf registration statement on Form S-3 (File No. 333-252492) (as amended, the “Registration Statement”), together with the prospectus contained therein and declared effective by the Securities and Exchange Commission on March 15, 2021 (the “Base Prospectus”), and the prospectus supplement dated June 26, 2023 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”), relating to the sale of up to 25,000,000 shares (the “Shares”) of Common Stock from time to time directly by the Company at market prices, or by the Company to Tysadco Partners, LLC, a Delaware limited liability company, pursuant to the terms of a written sales agreement in substantially the form attached to the Prospectus Supplement as Annex A. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the Shares.

We have reviewed and are familiar with (a) the Registration Statement; (b) the Prospectus; (c) the Company’s Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Nevada on October 6, 2011, as amended by the Certificate of Amendment, filed on April 29, 2019, the Certificate of Amendment, filed on October 29, 2019, and the Certificate of Amendment, filed on August 12, 2021; (d) the Bylaws of the Company effective as of October 7, 2011, as amended by the Certificate of Amendment to Bylaws effective as of August 26, 2021; (e) a certificate of an officer of the Company representing certain matters in connection with the original issuance of the Common Stock, which representations we have assumed the validity of and relied on; and (e) such other matters as we have deemed necessary for this opinion.

We have relied upon the foregoing and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed for purposes of this opinion: (a) information contained in documents reviewed by us is true, complete and correct; (b) the genuineness and authenticity of all signatures on original documents; (c) the accuracy and completeness of all documents delivered to us and the authenticity of all documents submitted to us as originals; (d) the conformity to originals of all documents submitted to us as copies; (e) the accuracy, completeness and authenticity of certificates of public officials; (f) the legal capacity of all natural persons; and (g) the due authorization, execution and delivery of all documents by parties other than the Company.

June 26, 2023 Page 2

Based upon the foregoing, we are of the opinion that the Shares to be offered and sold by the Company under the Registration Statement and the Prospectus, when issued in accordance with the terms of the Registration Statement and the Prospectus, will be duly authorized and legally issued by the Company and fully paid and nonassessable.

This opinion is limited to matters governed by the laws of the State of Nevada. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

We expressly disavow any obligation to advise you with respect to future changes in law or in our knowledge or as to any event or change of condition occurring subsequent to the date of this letter. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Company dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Holland & Hart LLP